Exhibit 10.5

AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

This amendment dated as of December 30, 2005, amends the Employment Agreement dated February 24, 2005 (“Original Agreement”) by and between Myron Glenn Layne (“Executive”), Cavalry Banking (“Bank”) and Cavalry Bancorp, Inc. (“Company”).

WHEREAS, the Company is a party to an Agreement and Plan of Merger by and between the Company and Pinnacle Financial Partners, Inc. dated as of September 30, 2005 (the “Merger Agreement”);

WHEREAS, the parties desire to amend the Original Agreement in order to address certain federal income tax issues arising under Section 280G of the Internal Revenue Code upon the consummation of the Merger Agreement and to provide for certain protections to the Company and the Bank in certain events;

NOW, THEREFORE, the parties agree as follows:

1. Except as specifically modified herein, the terms of the Original Agreement remain in force and effect (the Original Agreement, as amended hereby, is hereinafter referred to as the “Agreement”).

2. The parties agree that the term of the Agreement is extended for one year, in accordance with the provisions of Section 2(a).

3. The parties agree that concurrently with the execution hereof, Executive shall receive a one-time payment of $77,000.

4. In the event of a Change in Control, as provided in the Agreement, the amount which would otherwise be paid under Section 5 (Change in Control) shall be limited so that the “base amount” as calculated pursuant to Section 5(c) shall exclude the payment provided in Section 3 above, and the total paid under Section 5(c) shall be reduced by the amount of the payment provided in Section 3 above.

5. The period of the non-competition agreement contained in Section 11(a) of the Agreement shall be amended to 18 months instead of 12 months.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 on December 30, 2005.

Executive:
/s/ Myron Glenn Layne
Myron Glenn Layne

CAVALRY BANKING
by:
William S. Jones

CAVALRY BANCORP, INC.
by:
William S. Jones